Exhibit 99.1

Dot VN, Inc. Announces Conference Call to Discuss Fourth Quarter and Year End Results

SAN DIEGO – July 28, 2010 – Dot VN, Inc. (www.DotVN.com) (OTCBB: DTVI), an innovative Internet and Telecommunications Company and the exclusive online global domain name registrar for the Country of Vietnam, today announced it will conduct a conference call on Monday, August 2, 2010 at 4:30 p.m. ET to discuss the Company’s financial results for the fourth quarter and full year 2010.

Hosting the call will be Thomas Johnson, Dot VN’s Chief Executive Officer, Dr. Lee Johnson, Dot VN’s President and Chief Financial Officer, Louis Huynh, Executive Vice President of Global Business Development, and Paul Atkiss, Dot VN’s Comptroller.

Conference Call Information
To participate in the event by telephone from the U.S. or Canada, please dial 877-442-8299 five to 10 minutes prior to the start time to allow for registration. International callers should dial 706-634-0863. The conference identification number is 90994810.

A digital replay of the call will be available on Monday, August 2 at approximately 7:30 p.m. ET through Tuesday, August 10 at 11:00 p.m. ET. Callers in the U.S. and Canada should dial 800-642-1687 and international callers should dial 706-645-9291. The conference identification number is 90994810.  An audio replay of the event will also be archived on Dot VN’s web site (www.DotVN.com).

About Dot VN:

Dot VN, Inc. (www.DotVN.com) provides innovative Internet and telecommunication services for Vietnam and operates and manages Vietnam’s innovative online media web property, www.INFO.VN. The Company is the “exclusive online global domain name registrar for .VN (Vietnam).” Dot VN is the sole distributor of Micro-Modular Data CentersTM solutions and E-Link 1000EXR Wireless Gigabit Radios to Vietnam and Southeast Asia region. Dot VN is headquartered in San Diego, California with offices in Hanoi, Danang and Ho Chi Minh City, Vietnam. For more information, visit www.DotVN.com.

Dot VN is committed to keeping our shareholders informed of latest developments. To receive email alerts regarding press releases and invitations to events, please sign up by accessing the following link: http://bit.ly/DotVN-registration-form.

Forward-Looking Statements:

Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Dot VN or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about Dot VN’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Dot VN’s filings with the Securities and Exchange Commission. Factors that could materially affect these forward-looking statements and/or predictions include, among other things: (i) our limited operating history; (ii) our ability to pay down existing debt; (iii) unforeseen costs and expenses; (iv) potential litigation with our shareholders, creditors and/or former or current investors; (v) Dot VN’s ability to comply with federal, state and local government regulations in the US and foreign countries; (vi) Dot VN’s ability to maintain current agreements with the government of Vietnam and enter into additional agreements with the government of Vietnam; and (vii) other factors over which we have little or no control. In addition, such statements could be affected by risks and uncertainties related to product demand, market and customer acceptance, competition, pricing and development difficulties, as well as general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and Dot VN does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Dot VN’s website does not constitute a part of this release.

For more information, contact:

Dot VN, Inc.
Thomas M. Johnson, Chairman and CEO
Phone:  858-571-2007 x14
Email:  Inquiries@DotVN.com
Website:  www.DotVN.com
Register your “.vn” domains at:  www.VN

Investor Relations Contact:
CCG Investor Relations - Strategic Communications
Mr. Roger Ellis, Partner
Phone:  310-954-1332
Email:  Roger.Ellis@ccgir.com
Website:  www.ccgir.com